UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 30, 2005


                         OCEAN WEST HOLDING CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   000-49971                   71-087-6958
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



                 26 Executive Park, Suite 250, Irvine, CA 92614
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 861-2590

                                       N/A
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

         Ocean West Holding Corporation (the "Company"), entered into a Stock Purchase Agreement (the "Agreement"), dated December 30, 2005, with Container/ITW, Inc, a recently formed unaffiliated Delaware corporation with no substantial assets (the "Buyer"). A copy of this Agreement is filed as Exhibit
10.1 to this Current Report on Form 8-K. This Agreement was entered into pursuant to the Securities Exchange Agreement and Plan of Reorganization dated as of April 14, 2005, by and among the Company, InfoByPhone, Inc., a Delaware corporation ("InfoByPhone") and the stockholders of InfoByPhone (the "Exchange Agreement"). Specifically, pursuant to Section 10.12 of the Exchange Agreement, the Company agreed to spin-off or sell, or enter into agreements to spin-off or sell, any subsidiary (or its assets), in a transaction in which the purchaser or transferee of such subsidiaries shall indemnify and hold both the Company and the surviving corporation harmless from any and all liabilities arising out of the business or operations of such subsidiaries and/or the transaction transferring the ownership thereof to a third party. The sale of the Company's wholly-owned subsidiary Ocean West Enterprises, Inc., a California corporation ("OWE"), is being effected pursuant to the Agreement.

         Pursuant to the Agreement, the Company sold to the Buyer, for the purchase price of $1.00, 100% of the issued and outstanding shares of capital stock (the "Purchased Shares") of OWE. The Buyer acknowledged that pursuant to the Exchange Agreement, OWE had previously assumed all liabilities and obligations of the Company under an Assignment and Assumption of Liabilities Agreement dated as of May 23, 2005. The Buyer also acknowledged that the Company has been advised by Pioneer Credit Recovery, Inc. ("Pioneer") that the U.S. Department of Treasury has placed with Pioneer an account owed to it by OWE. The former principals of OWE and the Company did not disclose to InfoByPhone that they and OWE had guaranteed three HUD loans in the aggregate amount of $151,980 and that HUD and/or other agencies may be owed an additional $470,000 by OWE and guaranteed by its management. In the event a claim is made against the Company by Pioneer, the U.S. government, or any other party, the Company will seek indemnification from the former principals of OWE and their affiliates. Although the Company declared a dividend all of the stock of OWE to its shareholders of record as of May 23, 2005, it elected pursuant to the Exchange Agreement to sell OWE to the Buyer which has indemnified the Company against all liabilities and obligations to the Company's Shareholders from the Company's decision to not spin-off the stock of OWE to its shareholders.

         The Buyer also acknowledged in the Agreement that the Purchased Shares had not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, and could not be transferred, sold or otherwise disposed of except if an effective registration statement was then in effect or pursuant to an exemption from registration under the Act.

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Item 2.01 Completion of Acquisition or Disposition of the Assets

         The information in Item 1.01 above is incorporated herein by reference. In acquiring 100% of the capital stock of OWE, the Buyer also acquired the entire business of OWE. Buyer agreed to accept OWE "as is" "where is" with no rights of indemnification or rights for claims against the Company on any basis whatsoever. Buyer acquired OWE with an existing mortgage brokerage business subject to all liabilities and obligations of such business as reflected on the Financial Statements of OWE as of March 31, 2005 which are included in the Company's Form 10-QSB for March 31, 2005. The Company had not operated the business of OWE since the Closing of the Exchange Agreement on June 6, 2005 and Buyer acknowledged in the Agreement that the Company had no knowledge of any liabilities or obligations of the Company since May 23, 2005, except as provided in section 2(iv) of the Agreement.


Item 9.01 Financial Statements and Exhibits

      (d) Exhibits.

Number      Description

10.1 Stock Purchase Agreement, dated as of December 30, 2005, between Ocean West Holding Corporation and Container/ITW, Inc.

10.2 Securities Exchange Agreement and Plan of Reorganization, dated as of April 14, 2005, by and among the Company, InfoByPhone, Inc., and the stockholders of InfoByPhone, Inc. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K for June 9, 2005 and is incorporated herein by reference).














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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   January 3, 2006

                                            OCEAN WEST HOLDING CORPORATION


                                            By: /s/ Darryl Cohen
                                                ------------------------------
                                                    Darryl Cohen
                                                    Chief Executive Officer

























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